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                      INCENTIVE EMPLOYEE STOCK OPTION PLAN

                      As Adopted by the Board of Directors
                              as of June 22, 1993

1.  Purpose of the Plan
    -------------------

     This Incentive Stock Option Plan (hereinafter called the "Plan") for LONESTAR HOSPITALITY CORPORATION. (hereinafter called the "Company") is intended to advance the interest of the Company by providing officers and other key employees who have substantial responsibility for the direction and management of the Company with additional incentive for them to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in its employ. The above aims will be effectuated through the granting of certain stock options. It is intended that options issued under the Plan and designated by the Board of Directors or the Committee under Section 3(b) will qualify as Incentive Stock Options (hereinafter called "ISOs") under Section 422 of the Internal Revenue Code and the terms of the Plan shall be interpreted in accordance with this intention.

2.  Administration of the Plan
    --------------------------

     The Plan initially shall be administered by the Board of Directors of the Company. The interpretation and construction by the Board of any provisions of the Plan or of any option granted hereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Board shall have the authority to appoint a Committee to assume the duties and responsibilities of administering the Plan. The Committee, if such be established by the Board, shall be composed of certain members of the Board who are not eligible to receive options under the Plan, and it shall have the same power and authority in the administration of the Plan as the Board of Directors.

3.  Eligibility and Limitations on Options Granted Under the Plan
    -------------------------------------------------------------

     (a) Options will be granted only to persons who are key employees of the Company or a subsidiary corporation of the Company. The term "key employees" shall include officers, directors, executives, and supervisory personnel, as well as other employees of the Company or a subsidiary corporation of the Company. The term "subsidiary corporation" shall, for the purposes of this Plan by defined in the same manner as such term is defined in Section 425(f) of the Internal Revenue Code.

     (b) At the time of the grant of each option under this Plan, the Committee shall determine whether such option is to be

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designated as an ISO.  If an option is to be so designated as an ISO, then the provisions of Section 7(d) of this Plan shall be made applicable to such option. In addition, no option granted to any employee, who at the time of such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may be designated as an ISO, unless at the time of such grant, the option price is fixed at not less than one hundred ten percent (110%) of the fair market value of the stock subject to the option, and exercise of such option is prohibited by its terms after the expiration of five (5) years from the date such option is granted.

     (c) The aggregate fair market value of the stock for which any employee may be granted options designated as ISOs in any calendar year (under this or any other stock option plan established by the Company or a subsidiary corporation of the Company) shall not exceed One Hundred Thousand Dollars ($100,000) plus any unused limit carryover (as defined in 3(d) hereof) to such year from any prior calendar year beginning on or after January 1, 1981.

     (d) The unused limit carryover from any such calendar year shall be one-half (1/2) of any excess of One Hundred Thousand Dollars ($100,000) over the aggregate fair market value of the stock for which an employee was granted options that qualify (whether from their issuance or as a result of subsequent amendment and election by the Company) as ISOs in any such calendar year (under this and all other stock option plans established by the Company or a subsidiary corporation of the Company). The unused limit for any calendar year shall be carried forward for three (3) years. ISOs granted in any year shall be applied against the current year limitation first and then against the remaining unused limit carryovers to such year in the order of the calendar year in which the carryovers arose.

4.  Shares of Stock Subject to the Plan
    -----------------------------------

     There will be reserved for use upon the exercise of options to be granted from time to time under the plan (subject to the provisions of Section 12) an aggregate of _______ shares of the Common Stock of the par value of one cent ($.01) per share (hereinafter called the "Common Stock") of the Company, which shares may be in whole or in part, as the Board of Directors of the Company (hereinafter called the "Board") shall from time to time determine, authorized but unissued shares of the Common Stock or issued shares of the Common Stock which shall have been reacquired by the Company. Any shares subject to an option under the Plan, which option for any reason expired or is terminated unexercised as to such shares, may again be subjected to an option under the Plan.

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5.  Option Price
    ------------

     The purchase price under each option issued shall be determined by the Board at the time the option is granted, but in no event shall such purchase price be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant.

     The term "fair market value" shall be the book value of the Common Stock with respect to options granted prior to the time the Company has outstanding shares of Common Stock which are traded in the over-the-counter market. In the event the Common Stock is traded on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") the term "fair market value" shall be defined as the average of the highest and lowest market price of said Common Stock on NASDAQ on the date of the grant of the option, or, if there are no sales on such date, on the most recent date upon which such stock was traded.

6.  Dilution or Other Agreement
    ---------------------------

     In the event that additional shares of Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Common Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section 355 of the Internal Revenue Code of 1954, or some similar section, then the total purchase price of the shares covered by each outstanding option shall be reduced by an amount which bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Common Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Common Stock of the Company and the stock distribution in respect thereof. All such adjustments shall be made by the Board, whose determination upon the same shall be final and binding upon the optionees. No fractional shares shall be issued, and any fractional shares resulting from the

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computations pursuant to this Section 6 shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.

7.  Period of Option and Certain Limitations on Right to Exercise
    -------------------------------------------------------------

     (a) All options issued under the Plan shall be for such period as the Board shall determine, but for not more than ten (10) years from the date of grant thereof.

     (b) The period of the option, once it is granted, may be reduced only as provided in Section 9 in connection with the termination of employment or death of the optionee or in Section 7(c) in the case of less than satisfactory performance.

     (c) Except as provided in Section 9 hereof, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Company or of a subsidiary corporation of the Company and shall have been continuously so employed since the grant of his option. Absence or leave approved by the management of the Company shall not be considered an interruption of employment for any purpose under the Plan.

     (d) No option under this Plan designated by the Board as an ISO may be exercised while there is outstanding in the hands of the optionee any ISO (whether granted under this Plan or any other stock option plan established by the Company or a subsidiary corporation of the Company) which was granted before the granting of the ISO hereunder sought to be exercised. For purposes of this
Section 7(d), any ISO shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

     (e) The exercise of any option shall also be contingent upon receipt by the Company of cash or certified bank check to its order, shares of the Company's Common Stock, or any combination of the foregoing in an amount equal to the full option price of the shares being purchased. For purposes of this paragraph, shares of the Company's Common Stock that are delivered in payment of the option price shall be valued at their fair market value determined under the method set forth in Section 5 of this Plan applied as of the date of the exercise of the option.

     (f) No optionee or his legal representative, legatees, or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until certificates for such shares are issued to him or them under the terms of the Plan. No adjustment shall be made for dividend or other rights for which the record date is prior to the date such stock certificate is issued.

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     (g) In no event may an option be exercised after the expiration of its term.

8.  Assignability
    -------------

     Each option granted under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by the employee to whom the option is granted. Except as permitted by the preceding sentence, no option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right and privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the option, or of any right for privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, the option and such rights and privileges shall immediately become null and void.

9.  Effect of Termination of Employment, Death or Disability
    --------------------------------------------------------

     (a) In the event of the termination of employment of an optionee during the five (5) year period after the date of issuance of an option to him either by reason of (i) a discharge for cause or (ii) voluntary separation on the part of the optionee and without consent of his employing company or companies, any option or options theretofore granted to him under this Plan to the extent not theretofore exercised by him shall forthwith terminate.

     (b) In the event of the termination of employment of an optionee (otherwise than by reason of death or retirement of the optionee at his Retirement Date by the Company or by a subsidiary corporation of the Company employing the optionee at such time), any option or options granted to him under the Plan to the extent not theretofore exercised shall be deemed cancelled and terminated forthwith, except that, subject to the provisions of section (a) of this Section, such optionee may exercise any options theretofore granted to him, which have not then expired and which are otherwise exercisable within the provisions of
Section 7(c) hereof, within three (3) months after such termination. If the employment of an optionee shall be terminated by reason of the optionee's retirement at his Retirement Date by the Company or by any subsidiary corporation of the Company employing the optionee at such time, the optionee shall have the right to exercise such option or options held by him to the extent that such options have not expired, at any time within three (3) months after such retirement. The provisions of Section 7(c) to the contrary notwithstanding, upon retirement, all options held by an optionee shall be immediately exercisable in full. The transfer of an optionee from the employ

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of the Company to a subsidiary corporation of the Company or vice versa, or from one subsidiary corporation of the Company to another, shall not be deemed to constitute a termination of employment for purposes of this Plan.

     (c) In the event that an optionee shall die while employed by the Company or by any subsidiary corporation of the Company or shall die within three (3) months after retirement at his Retirement Date (by the Company or by any subsidiary corporation of the Company), any option or options granted to him under this Plan and not theretofore exercised by him or expired shall be exercisable by the estate of the optionee or by any person who acquired such option by bequest or inheritance from the optionee in full, notwithstanding
Section 7(c), at any time within one (1) year after the death of the optionee. References hereinabove to the optionee shall be deemed to include any person entitled to exercise the option after the death of the optionee under the terms of this Section.

     (d) In the event of the termination of employment of an optionee by reason of the optionee's disability, the optionee shall have the right, notwithstanding the provisions of Section 7(c) hereof, to exercise all options held by him, to the extent that options have not previously expired or been exercised, at any time within one (1) year after such termination. The term "disability" shall, for the purposes of this Plan, be defined in the same manner as such term is defined in Section 105(d)(4) of the Internal Revenue Code of 1954.

10.  Investment Purpose
     ------------------

     (a) Each optionee receiving an option pursuant hereto must represent, and agree to give such further representation as may be reasonably required by the Company upon the exercise of its option or any part thereof, that any shares purchased pursuant to the option will be or are acquired for his own account for investment and not with a view of, or for offer or sale in connection with, the distribution of any thereof, unless in the opinion of Company counsel the same is not necessary at the time.

     (b) Each option shall be subject to the requirement that if at any time the Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

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11.  Expiration and Termination of the Plan
     --------------------------------------

     Options may be granted under the Plan at any time or from time to time as long as the total number of shares optioned or purchased under this Plan does not exceed three hundred thousand (300,000) shares of Common Stock. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under the Plan. No option shall be granted pursuant to the Plan after ten (10) years from the effective date of the Plan.

12.  Indemnification of Committee
     ----------------------------

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, a suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

13.  Forfeiture
     ----------

     Notwithstanding any other provision of this Plan, if the Committee finds by a majority vote, that: (i) the Optionee, before or after termination of his employment with the Company (as used in this Section, an "Employer"), committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment by Employer which damaged Employer, or for disclosing trade secrets of Employer, or (ii) the Optionee, before or after termination of his employment with Employer for any reason, participated, engaged in or had a financial or other interest (whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise) in any commercial endeavor in the United States which is competitive with the business of Employer, then any outstanding options which have not been exercised by Optionee will for forfeited. The decision of the Committee as to the nature of an Optionee's conduct, the damage done to Employer and the extent of the Optionee's competitive activity will be final. No decision of

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the Committee, however, will affect the finality of the discharge of the
Optionee by Employer in any manner. In order to provide the Corporation with an opportunity to enforce this Section 10, no option may be exercised without the certification by the Committee that no such forbidden action has been raised for their determination.

14.  Amendment of Plan
     -----------------

     The Board of Directors may at any time and from time to time modify and amend the Plan (including such form of option agreement) in any respect; provided, however, that no such amendment shall: (a) increase (except in accordance with Section 6) the maximum number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee; or
(b) reduce (except in accordance with Section 6) the minimum option prices which may be established under the Plan; or (c) change the provisions relating to the determination of employees to whom options shall be granted and the number of shares to be covered by such options; or (d) change the provisions relating to adjustment to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of an employee, affect his rights under an option theretofore granted to him.

15.  Rights as a Stockholder
     -----------------------

     An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 6 hereof.

16.  Effective Date of Plan
     ----------------------

     This Plan shall become effective on the later of the date of its adoption by the Board of Directors of the Company or its approval by the vote of the holders of the majority of the outstanding shares of the Company's Common Stock. This Plan shall not become effective unless such stockholder approval shall be obtained within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

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